Exhibit  23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-211963 on Form S-8 and the Registration Statement No. 333-219097 on Form S-3 of Midland States Bancorp, Inc. of our report dated March 6, 2018 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Midland States Bancorp, Inc. for the year ended December 31, 2017.

/s/ Crowe Horwath LLP

Indianapolis, Indiana
March 6, 2018